SWIFT ENERGY COMPANY

   The Board of Directors Solicits This Proxy for the Annual Meeting of Shareholders to be held on May 9, 1995

     The undersigned hereby constitutes and appoints Raymond O. Loen, Clyde W. Smith, Jr. or A. Earl Swift, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of SWIFT ENERGY COMPANY (the "Company") to be held on May 9, 1995 at 4:00 p.m. central time, in the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas, or any adjournments thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting.

                 (Continued and to be SIGNED on REVERSE side)

   X Please mark your
     votes as in this
     example.

   To withhold authority to vote for any individual nominee, strike his name from the listing below.

   PROPOSAL 1: FOR  the  election  of  all nominees  for  directors  listed
               (except as marked to the contrary at right); or to WITHHOLD AUTHORITY to vote for all nominees.)

                         Nominees: A. Earl Swift
                                   Virgil N. Swift
                                   Raymond O. Loen
                                   Henry C. Montgomery
                                   Clyde W. Smith, Jr.
                                   Harold J. Withrow
                                   G. Robert Evans

                    ______ FOR             ______ WITHHELD

   PROPOSAL 2: To approve the Company's 1990 Nonqualified Stock Option Plan as amended to increase the option maximum per director.

                    ______ FOR          ______ AGAINST      ______ ABSTAIN

   PROPOSAL 3: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

     The Board of Directors recommends a vote for all nominees named in Proposal 1, and for Proposal 2. This proxy will be voted in accordance with the specifications made hereon. If NO specification is made, the shares will be voted for all nominees and in favor of Proposal 2.

   The undersigned hereby acknowledges receipt of the Notice of 1995 Annual Meeting of Shareholders and Proxy Statement and the 1994 Annual Report to Shareholder's furnished herewith.

   PLEASE SIGN AND RETURN IN THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.

   Signature_____________   Date______   Signature___________   Date______

   NOTE: Signature should agree with name as it appears hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.